UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 4, 1996


                              Trans Financial, Inc.
             (Exact name of registrant as specified in its charter)



           Kentucky                       0-13030              61-1048868
   (State or other jurisdiction of   (Commission File No.)   (IRS Employer
    incorporation or organization)                           Identification No.)


500 East Main Street, Bowling Green, Kentucky                      42101
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (502)781-5000

     (Former name or former address, if changed since last report)



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Item 5. Other Events.

     The attached news release reported certain executive management changes for the registrant effective June 4, 1996.

TRANS FINANCIAL NEWS RELEASE

BOWLING GREEN, KY--June 4, 1996--Trans Financial, Inc. (Nasdaq symbol:TRFI) today announces the departure of Douglas M. Lester as Chairman of the Board, Chief Executive Officer, and President of Trans Financial, Inc.
     Thomas R. Wallingford, a director of Trans Financial, Inc., has been appointed acting Chairman of the Board, and Vince A. Berta, the Executive Vice President of Trans Financial, Inc., has been appointed acting President and Chief Executive Officer. Tom Wallingford is the former Chairman of the Board and President of Kentucky Community Bancorp, Inc. Vince Berta has extensive experience within Trans Financial, Inc., with particular emphasis in finance and operations.
     The Board intends to form a committee of directors to identify a new CEO from either inside or outside the Company. Trans Financial stock is traded on the Nasdaq Stock Market under the symbol TRFI.


CONTACT: TRANS FINANCIAL, INC.
                   Vince Berta, 502/745-7504
                   Acting Chief Executive Officer
                   or
                   Media Contact:  Mike Moser, 502/745-7536
                   Senior Vice President-Marketing


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    Trans Financial, Inc.
                                                         (Registrant)


Date: June 5, 1996                             By:  /s/ Vince A.Berta
                                                        Vince A. Berta
                                                        Acting President
                                                        and Chief Executive
                                                        Officer